Exhibit 99.2 (a)(i)


                            CERTIFICATE OF AMENDMENT

                                       OF

                   THE TOPIARY BENEFIT PLAN INVESTOR FUND LLC



1. The limited liability company was originally formed as The Topiary Benefit Plan Investor Fund LLC on December 8, 2003.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

     "The name of the limited liability company is "The Topiary Fund for Benefit Plan Investors (BPI) LLC".

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of The Topiary Fund Benefit Plan Investor Fund LLC this 21st day of July, 2004.

                                         THE TOPIARY BENEFIT PLAN INVESTOR
                                         FUND LLC



                                         By: /s/ John T. Ferguson, Jr.
                                             ---------------------------------
                                         Name: John T. Ferguson, Jr.
                                         Title: Organizational Member